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                                                                   Exhibit 99.2

                            AVIS BUDGET GROUP, INC.
                  *AND THE ISSUERS AND ADDITIONAL GUARANTORS

                           OFFER FOR ALL OUTSTANDING
                      FLOATING RATE SENIOR NOTES DUE 2014
                                IN EXCHANGE FOR
                      FLOATING RATE SENIOR NOTES DUE 2014
                       WHICH HAVE BEEN REGISTERED UNDER
         THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")

                           OFFER FOR ALL OUTSTANDING
                         7.625% SENIOR NOTES DUE 2014
                                IN EXCHANGE FOR
                         7.625% SENIOR NOTES DUE 2014
                       WHICH HAVE BEEN REGISTERED UNDER
                              THE SECURITIES ACT

                           OFFER FOR ALL OUTSTANDING
                          7.75% SENIOR NOTES DUE 2016
                                IN EXCHANGE FOR
                          7.75% SENIOR NOTES DUE 2016
                       WHICH HAVE BEEN REGISTERED UNDER
                              THE SECURITIES ACT

                                                                         , 2007

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

   Avis Budget Car Rental, LLC ("Car Rental LLC"), Avis Budget Finance, Inc. (together with Car Rental LLC, the "Issuers"), and Avis Budget Group, Inc. ("Avis Budget Group") and certain subsidiaries of Avis Budget Group, as guarantors (together with Avis Budget Group and the Issuers, the "Avis Budget Parties") are offering, upon and subject to the terms and conditions set forth
in the prospectus dated         , 2007 (the "Prospectus"), to exchange (the
"Exchange Offer") (i) up to $250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014 which have been registered under the Securities Act (individually a "Floating Rate Exchange Note" and collectively, the "Floating Rate Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding Floating Rate Senior Notes due 2014 (individually a "Floating Rate Restricted Note" and collectively, the "Floating Rate Restricted Notes") from the registered holders thereof, (ii) up to $375,000,000 aggregate principal amount of the Issuers' 7.625% Senior Notes due 2014 which have been registered under the Securities Act (individually a "7.625% Exchange Note" and collectively, the "7.625% Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding 7.625% Senior Notes due 2014 (individually a "7.625% Restricted Note" and collectively, the "7.625% Restricted Notes") from the registered holders thereof and (iii) up to $375,000,000 aggregate principal amount of the Issuers' 7.75% Senior Notes due 2016 which have been registered under the Securities Act (individually a "7.75% Exchange Note" and collectively, the "7.75% Exchange Notes"), for a like principal amount of the Issuers' issued and outstanding 7.75% Senior Notes due 2016 (individually a "7.75% Restricted Note" and collectively, the "7.75% Restricted Notes") from the registered holders thereof. We refer to the Floating Rate Restricted Notes, the 7.625% Restricted Notes and the 7.75% Restricted Notes collectively as the "Restricted Notes," to the Floating Rate Exchange Notes, the 7.625% Exchange Notes and the 7.75% Exchange Notes collectively as the "Exchange Notes," and to the Restricted Notes and the Exchange Notes collectively as the "Notes." The Exchange Offer is being made in order to satisfy certain obligations of the Avis Budget Parties contained in the Registration Rights Agreement, dated April 19, 2006, by and among the Avis Budget Parties and the initial purchasers referred to therein.

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   We are requesting that you contact your clients for whom you hold Restricted
Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Restricted Notes registered in your name or in the name of your nominee, or who hold Restricted Notes registered in their own names, we are enclosing the following documents:

   1. Prospectus dated           , 2007; and

   2. A form of letter which may be sent to your clients for whose account you hold Restricted Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

   Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on           , 2007 unless the Exchange Offer is
extended by the Avis Budget Parties (the "Expiration Date"). Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

   A holder may only tender Restricted Notes by book-entry transfer of the Restricted Notes into the exchange agent's account at The Depository Trust Company. To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent's message to the exchange agent, in accordance with the instructions set forth in the Prospectus.

   The Avis Budget Parties will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Restricted Notes held by them as nominee or in a fiduciary capacity. The Avis Budget Parties will pay or cause to be paid all transfer taxes applicable to the exchange of Restricted Notes pursuant to the Exchange Offer.

   Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of Nova Scotia Trust Company of New York, the exchange agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus under the caption "The Exchange Offer--Exchange Agent."

                                                  Very truly yours,

                                                  THE AVIS BUDGET PARTIES

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE AVIS BUDGET PARTIES OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.